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                      INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Power-One, Inc. on Form S-8 of our report dated March 14, 1997, appearing in the Prospectus dated September 30, 1997 relating to Power-One, Inc.'s initial public offering of stock.


     DELOITTE & TOUCHE LLP
     Los Angeles, California
     March 16, 1998